Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of SS&C Technologies Holdings, Inc., of our report dated July 16, 2012 relating to the consolidated financial statements of GlobeOp Financial Services S.A., which appears in SS&C Technologies Holdings, Inc. Current Report on Form 8-K/A dated July 17, 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statements.

PricewaterhouseCoopers, Société coopérative

Represented by

/s/ Philippe Piérard

Philippe Piérard

Luxembourg

July 17, 2012